Exhibit 1                                                   Execution Copy







                             HYDROGENICS CORPORATION



                                     - and -



                           GENERAL MOTORS CORPORATION





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                          SHARE SUBSCRIPTION AGREEMENT

                                October 16, 2001
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


                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

ARTICLE 1
      INTERPRETATION.........................................................1
      1.1   Defined Terms....................................................1
      1.2   Gender and Number................................................3
      1.3   Headings, etc....................................................3
      1.4   Severability.....................................................3
      1.5   Entire Agreement.................................................3
      1.6   Amendments.......................................................4
      1.7   Inclusion........................................................4
      1.8   Accounting Terms.................................................4
      1.9   Incorporation of Schedules.......................................4

ARTICLE 2
      subscription...........................................................4
      2.1   Subscription.....................................................4
      2.2   Form of the Warrants.............................................4
      2.3   Registration Rights..............................................4
      2.4   Receipt of the Securities........................................5

ARTICLE 3
      REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE
      CORPORATION............................................................5
      3.1   Representations and Warranties of the Corporation................5

ARTICLE 4
      REPRESENTATIONS, WARRANTIES AND COVENANT OF GM.........................7
      4.1   Representations and Warranties of GM.............................7

ARTICLE 5
      CLOSING CONDITIONS.....................................................9
      5.1   Conditions of Closing in Favour of the Corporation...............9
      5.2   Conditions of Closing in Favour of GM............................9

ARTICLE 6
      INDEMNITY.............................................................10
      6.1   Indemnification.................................................10

ARTICLE 7
      MISCELLANEOUS.........................................................11
      7.1   Notices.........................................................11
      7.2   Time of the Essence.............................................12
      7.3   Brokers.........................................................12
      7.4   Third Party Beneficiaries.......................................12
      7.5   Enurement.......................................................12
      7.6   Waiver..........................................................12
      7.7   Governing Law...................................................12
      7.8   Counterparts....................................................12

            THIS AGREEMENT is made October 16, 2001

BETWEEN:

            HYDROGENICS CORPORATION, a corporation governed by the laws of Canada,

            (the "Corporation")

                                     - and -


            GENERAL MOTORS CORPORATION, a corporation governed by the laws of the State of Delaware,

            ("GM")

RECITALS

A. The Corporation and GM have entered into a Corporate Alliance Agreement, Master Intellectual Property Agreement and Governance Agreement all on the date hereof in connection with the creation of a long term strategic alliance relationship between the Corporation and GM.

B. In connection with the creation of the strategic alliance relationship, the Corporation has agreed to issue to GM and GM has agreed to subscribe from the Corporation 11,364,006 common shares in the capital of the Corporation and warrants to acquire an additional 2,470,436 common shares.

THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement and other valuable consideration (the receipt and adequacy of which is hereby acknowledged), the Parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1   Defined Terms.

As used in this Agreement including the recitals hereto, the following terms have the following meanings:

      "Agreement" means this subscription agreement and all schedules and instruments in amendment or confirmation of it; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

      "Business Day" means any day other than Saturday, Sunday or a day on which chartered banks are closed for business in Toronto, Ontario or New York, New York.

      "Closing" means the closing of all of the transactions contemplated by this Agreement, the Corporate Alliance Agreement, the Master Intellectual Property Agreement and the Corporate Governance Agreement.

      "Closing Date" means on or about October 16, 2001.

      "Competition Act Approval" means:

      (a) the issuance of an advance ruling certificate ("ARC") pursuant to section 102 of the Competition Act (Canada) (the "Competition Act") by the Commissioner of Competition appointed under the Competition Act (the "Commissioner") to the effect that he is satisfied that he would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under section 92
            of  the   Competition   Act  with  respect  to  the   transactions
            contemplated by this Agreement; or

      (b)   the waiver by the  Commissioner  under section 113(c) of the
            Competition Act of  the  obligation  to  notify  the   Commissioner
            because substantially similar information was previously supplied in relation to a request for an ARC, or that the waiting period under section 123 of the Competition Act has expired, and the Purchaser shall have been advised in writing by the Commissioner that the Commissioner has determined not to make an application for an order under section 92 of the Competition Act in respect of the transactions contemplated by this Agreement and that any terms and conditions attached to any such advice shall be acceptable to the Subscriber and the Corporation.

      "Financial Statements" means the audited balance sheet of the Corporation for the fiscal year ending December 31, 2000 and the accompanying statements of income, retained earnings and changes in financial position for the year then ended and all notes thereto as reported upon by PricewaterhouseCoopers LLP.

      "GAAP" means, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time applied on a consistent basis (except for changes made with the prior written consent of GM and approved by the Corporation's independent auditors in accordance with promulgations of the Canadian Institute of Chartered Accountants).

      "Governmental Entity" means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

      "Indemnified Party" has the meaning specified in Section 6.1(a).

      "Indemnifying Party" has the meaning specified in Section 6.1(a).

      "Losses" has the meaning specified in Section 6.1(a).

      "Material Adverse Effect" in respect of the Corporation shall mean any material adverse effect on the condition (financial or otherwise), earnings, business, prospects or properties of the Corporation whether or not arising from transactions in the ordinary course of business.

      "Parties" means GM, the Corporation and "Party" means any one of them.

      "Person" means a natural person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities" has the meaning specified in Section 2.1.

      "Securities Act" means the U.S. Securities Act of 1933, as amended.

      "Shares" means the common shares in the capital of the Corporation.

      "Subscription Shares" has the meaning specified in Section 2.1.

      "Subscription Warrants" has the meaning specified in Section 2.1.

1.2   Gender and Number.

Any reference in this Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

1.3   Headings, etc.

The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect is interpretation.

1.4   Severability.

If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

1.5   Entire Agreement.

This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties in connection with the subject matter of this Agreement. Except as set forth in the Corporate Alliance Agreement, there are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth herein and therein and neither GM nor the Corporation have relied or are relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Agreement. If there is any conflict or inconsistency between the provisions of this Agreement and the provisions of the Corporate Alliance Agreement, the provisions of this Agreement shall govern.

1.6   Amendments.

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the Corporation and GM.

1.7   Inclusion.

Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation".

1.8   Accounting Terms.

All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

1.9   Incorporation of Schedules.

The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it:

            Schedule A  -     Form of Warrants
            Schedule B  -     Escrow Agreement
            Schedule C  -     Registration Rights Agreement


                                    ARTICLE 2
                                  SUBSCRIPTION

2.1   Subscription.
Subject to the terms and conditions hereof, the Corporation hereby agrees to issue to GM and GM agrees to subscribe from the Corporation for 11,364,006 Shares (the "Subscription Shares") and warrants (the "Subscription Warrants") to acquire an additional 2,470,436 Shares. The Subscription Shares and the Subscription Warrants shall be referred to collectively herein as the "Securities".

2.2   Form of the Warrants.

The Subscription Warrants shall be substantially in the form attached hereto as Schedule A and shall be issued to GM subject to escrow substantially on the terms of the escrow agreement attached hereto as Schedule B.

2.3   Registration Rights.

GM shall receive registration rights from the Corporation substantially on the terms of the registration rights agreement attached hereto as Schedule C.

2.4   Receipt of the Securities.

GM hereby acknowledges receipt of the Securities.

                                   ARTICLE 3
       REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE CORPORATION

3.1   Representations and Warranties of the Corporation.

The Corporation represents and warrants as follows to GM and acknowledges and confirms that GM is relying on such representations and warranties in connection with the subscription by GM for the Securities:

      (a) Existence, Good Standing and Corporate Power. The Corporation is validly existing and in good standing in its jurisdiction of incorporation and has all corporate power required to conduct its business as now conducted.

      (b)   Capitalization Etc.

            (i) The authorized capital stock of the Corporation consists of an unlimited number of Shares and an unlimited number of preference shares, issuable in series. As of August 21, 2001, there were 35,574,280 Shares and no preference shares issued and outstanding. All such issued and outstanding Shares of the Corporation are validly issued, fully paid, non-assessable and free of pre-emptive rights. Except for 6,377,434 Shares reserved for the exercise of options under the Corporation's Stock Option Plan and the Subscription Warrants, there are no existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments which obligate the Corporation or any of its subsidiaries to issue, transfer or sell any shares of capital stock of the Corporation.

            (ii) The issuance and delivery by the Corporation of the Securities in connection with the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Corporation. The Securities to be issued in connection with the transactions contemplated by this Agreement will, when issued in accordance with the terms of this Agreement, be validly issued, fully paid and non-assessable.

      (c) Financial Statements. The Financial Statements present fairly, in all material respects, the financial position of the Corporation and any of its subsidiaries as of the date thereof and the results of operations and cash flows of the Corporation and any of its subsidiaries for the periods covered thereby. The Financial Statements have been prepared in accordance with GAAP.

      (d) Public Filings. The Corporation's Annual Report on Form 20-F for the fiscal year ended December 31, 2000 as filed with the Ontario Securities Commission and the SEC and the Quarterly Financial Results for the three-month periods ending March 31, 2001 and June 30, 2001, as filed with the Ontario Securities Commission and the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in
            light  of  the   circumstances   in  which  they  were  made,  not
            misleading, at the dates and for the periods as of which the information contained therein was presented.

      (e) No Material Adverse Effect. Between June 30, 2001 and the date of this Agreement, the Corporation has not suffered any adverse change with respect to its business, results of operations or financial condition which has had or is likely to have a Material Adverse Effect on the Corporation and any of its subsidiaries, taken as a whole.

      (f) Compliance with Legal Requirements. The Corporation is in compliance with applicable legal requirements, except where the failure to comply with such legal requirements has not had and will not have a Material Adverse Effect on the Corporation.  The Corporation has
            not   received   at  any  time,   any  notice  or  other   written
            communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any legal requirement.

      (g) Authority; Binding Nature of Agreement. The Corporation has the corporate right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Corporation of this Agreement has been duly authorized by all necessary action on the part of the Corporation and the board of directors of the Corporation. This Agreement constitutes the legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and
            (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

      (h) Non-Contravention: Consents. Neither (y) the execution, delivery or performance of this Agreement, nor (z) the consummation of any of the transactions contemplated hereby, will directly or indirectly (with or without notice or lapse of time):

            (i) contravene, conflict with or result in a violation of (A) any of the provisions of the charter documents of the Corporation,
                  (B) any resolution adopted by the shareholders, board of directors or any committee of the board of directors of the Corporation; or (C) any agreement or contract to which the Corporation is a party or by which the Corporation is bound;

            (ii) contravene, conflict with or result in a violation of, any legal requirement or any order, writ, injunction or decree to which the Corporation or any of its material assets is subject;

            (iii) contravene, conflict with or result in a violation of any of the terms or requirements of any material permit issued by a Governmental Entity that is held by the Corporation or that otherwise relates to the business of the Corporation or to any material assets owned or used by the Corporation; or

            (iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract to which the Corporation is a party or by which any material asset of the Corporation is bound.

      (i)   Legal Proceedings.

            (i) There is no pending legal proceeding and (to the knowledge of the Corporation) no Person has overtly threatened to commence any legal proceeding: (i) that involves the Corporation or any assets owned or used by the Corporation and that is reasonably likely to have a Material Adverse Effect on the Corporation; or (ii) that challenges any of the transactions contemplated by this Agreement.

      (ii) There is no order, writ, injunction, judgment or decree to which the Corporation, or any material assets owned or used by the Corporation, is subject that would prohibit the Corporation from entering into this Agreement or consummating the transactions contemplated hereby.

                                    ARTICLE 4
                    REPRESENTATIONS, WARRANTIES AND COVENANT
                                      OF GM

4.1   Representations and Warranties of GM.

GM represents and warrants as follows to the Corporation and acknowledges and confirms that the Corporation is relying upon such representations and warranties in connection with the issuance by the Corporation of the Securities:

      (a) Investment. GM is acquiring the Securities for GM's own account for investment only and not with a view towards, or the resale in connection with, the public sale or distribution thereof, (ii) GM is not a resident of Canada; and (iii) GM does not intend to sell, transfer or otherwise dispose of the Securities to any Person (other than by operation of law or as otherwise permitted under the terms of this Agreement) during the one year period immediately following the Closing Date;

      (b)   Exemptions. GM understands that the Securities are being offered and
            issued  to  GM  in  reliance  on  specific   exemptions  from  the
            registration requirements of United States federal and state securities laws and that the Corporation is relying in part upon
            the  truth  and  accuracy  of,  and  GM's  compliance   with,  the
            representations,   warranties,  agreements,  acknowledgements  and
            understandings   set  forth  herein  in  order  to  determine  the
            availability of such exemptions and the eligibility of GM to acquire the Securities;

      (c) Due Diligence. GM has been furnished with all materials relating to the business, finances and operations of the Corporation which have been requested by GM. GM has been afforded the opportunity to ask questions of the Corporation. GM has sought such accounting, legal and tax advice as GM has considered necessary to make an informed investment decision with respect to GM's acquisition of the Securities;

      (d) Government Approval.GM understands that no U.S. or Canadian federal, state or provincial agency or any other Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of GM's investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities;

      (e) Accredited Investor. GM is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

      (f)   Resale Restrictions. GM understands that:

            (i) the Securities it is acquiring are characterized as "restricted securities" under the U.S. federal securities laws as it is being acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances;

            (ii) in the absence of a registration or an effective exemption from registration under the Securities Act, the Securities must be held indefinitely;

            (iii) the offer and sale of the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, and may not be offered for sale, sold, pledged or hypothecated unless,

                  (A)   subsequently registered thereunder, or

                  (B) GM shall have delivered to the Corporation an opinion of counsel, in a generally acceptable form, to the effect that the Securities may be sold, offered, pledged or hypothecated pursuant to an exemption from such registration;

            (iv) except pursuant to the registration rights agreement referred to in Section 2.3 of this Agreement or as the Parties may otherwise expressly agree the Corporation is under no obligation to register the Securities, under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder or to qualify the resale of the Securities, by prospectus in any province of Canada; and

            (v) the Securities may not be offered for sale, sold, pledged, hypothecated, assigned or transferred in Canada except in compliance with applicable Canadian securities laws;

      (g) U.S. Legend. GM understands that the certificates or other instruments representing the Securities shall bear a restrictive legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY APPLICABLE STATE BLUE SKY LAWS. THEY MAY NOT BE SOLD OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE 1933 ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAW.

      (h) Canadian Legend. In addition, the certificates or other instruments representing the Securities shall bear an additional restrictive legend in substantially the following form:

            UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [insert the date that is twelve months and a day after the distribution date].

                                    ARTICLE 5
                               CLOSING CONDITIONS

5.1   Conditions of Closing in Favour of the Corporation.

The obligation of the Corporation to issue the Securities at the Closing will be subject to: (i) the requirement that GM has executed and delivered this Agreement, the Corporate Alliance Agreement, the Master Intellectual Property Agreement and the Governance Agreement, and any required forms necessary to comply with applicable securities legislation, policies and rulings;

5.2   Conditions of Closing in Favour of GM.

GM's obligations to Subscribe for the Securities at the Closing are subject to the satisfaction by the Corporation or waiver by GM, at or prior to the Closing Date, of the following conditions:

      (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Corporation in
            Section 3.1 hereof shall be true and correct in all respects, GM shall have received a certificate of the Chief Executive Officer of the Corporation, confirming the truth and correctness of the
            representations  and  warranties  of  the  Corporation,   and  the
            Corporation shall have performed all obligations and conditions herein in all material respects required to be performed or observed by it on or prior to the Closing.

      (b) Legal Investment. On the Closing Date, the issuance of the Securities contemplated hereby shall be legally permitted by all laws and regulations to which such sale and issuance are subject.

      (c) Consents, Permits and Waivers. The Corporation shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement including Competition Act Approval and approvals from The Toronto Stock Exchange and the Nasdaq National Market.

      (d) Corporate Documents. The Corporation shall have delivered to GM or its counsel, copies of all corporate documents of the Corporation as GM shall reasonably request.

      (e) Reservation of Shares. The underlying shares issuable upon exercise of the Subscription Warrants shall have been duly authorized and reserved for issuance upon such conversion.

      (f) Legal Opinion. GM shall have received from legal counsel to the Corporation an opinion addressed to GM, dated as of the Closing Date, in a form acceptable to GM's counsel.

      (g) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to GM, and GM shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                    ARTICLE 6
                                   INIDEMNITY

6.1   Indemnification.

      (a) Indemnification. Each Party (the "Indemnifying Party") shall indemnify and hold the other Party (the "Indemnified Party") harmless from and against any claims, demands, actions, causes of action, judgements, damages, losses (which shall include any diminution in value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' and experts' fees and disbursements) (collectively, the "Losses") which may be made against the Indemnified Party, or which the Indemnified Party may suffer or incur as a result of, arising out of or relating to:

            (i) any violation, contravention or breach of any covenant, agreement or obligation of the Indemnifying Party under or pursuant to this Agreement; or

            (ii) any incorrectness in, or breach of, any representation or warranty made by the Indemnifying Party in Article 3 of this Agreement.

      (b) Notification. Promptly upon obtaining knowledge thereof, the Indemnified Party shall notify the Indemnifying Party of any cause which the Indemnified Party has determined has given or could give rise to indemnification under this Agreement. The omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any duty to indemnify and hold harmless which otherwise might exist with respect to such cause.

                                    ARTICLE 7
                                  MISCELLANEOUS

7.1   Notices.

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

      The Corporation

      Hydrogenics Corporation
      5985 McLaughlin Road
      Mississauga, ON  L5R 1B8

      Facsimile:  905-361-3626
      Attention:  Pierre Rivard, President

      with a copy to:

      Osler, Hoskin & Harcourt, LLP
      Box 50, 1 First Canadian Place
      Toronto, ON  M5X 1B8

      Facsimile:  416-862-6666
      Attention:  Mark Trachuk

      GM:

      General Motors Corporation
      300 Renaissance Center
      P.O. Box 300
      Detroit, MI 48265-3000
      MC 482-C23-D24

      Facsimile:  313-667-3188
      Attention:  General Counsel

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day. Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

7.2   Time of the Essence.

Time shall be of the essence of this Agreement.

7.3   Brokers.

It is understood and agreed that no broker, agent or other intermediary acted for the Corporation in connection with the sale of the Subscription Shares and Subscription Warrants and the Corporation shall indemnify and save harmless GM from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Corporation.

7.4   Third Party Beneficiaries.

Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the Parties hereto, and no Person, other than the Parties hereto, shall be entitled to rely on the provisions hereof in any action, suit, proceeding, hearing or other forum.

7.5   Enurement.

This Agreement shall enure to the benefit of and be binding upon the Parties, their successors and any permitted assigns.

7.6   Waiver.

No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar); nor shall such waiver be binding unless executed in writing by the Party to be bound by the waiver.

7.7   Governing Law.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

7.8   Counterparts.

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers.

                                         HYDROGENICS CORPORATION
                                          By: Pierre Rivard
                                              ---------------------------------
                                              Name: Pierre Rivard
                                              Title: President and CEO


                                         GENERAL MOTORS CORPORATION
                                          By: Lawrence D. Burns
                                              ---------------------------------
                                              Name:  Lawrence D. Burns
                                              Title:  Vice President, Research
                                              & Development and Planning